Exhibit 10.28

FIRST AMENDMENT TO SUBLICENSE AGREEMENT

THIS FIRST AMENDMENT TO SUBLICENSE AGREEMENT (this “Amendment”) is made as of December 13, 2016 (the “Effective Date”) between Checkpoint Therapeutics, Inc, a Delaware corporation with its place of business at 2 Gansevoort Street, 9th Floor, New York, New York 10014 (“Checkpoint”), and TG Therapeutics, Inc, a Delaware corporation with its place of business at 2 Gansevoort Street, 9th Floor, New York, New York 10014 (“TGTX”).

WHERE AS, Checkpoint and TGTX are party to that certain Sublicense Agreement, dated as of May 26, 2016 (the “Sublicense Agreement”); and

WHEREAS, Checkpoint and TGTX desire to amend the Sublicense Agreement to alter one of the Milestones and its corresponding Milestone Payment (as defined, in each case, in the Sublicense Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual premises and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.            Amendment to Section 5.2 of the Sublicense Agreement. The first row of the table contained in Section 5.2 of the Sublicense Agreement are hereby deleted and restated in their entirety as follows:

Milestone Event	First Achievement Milestone Payment	Second Product Milestone Payment
1. Complete toxicology studies with data meeting the success criteria set forth in Schedule 7 on or before:(i) March 31, 2017 or (ii) any earlier date agreed upon mutually between the Parties pursuant to a duly authorized separate writing.	$200,000	N/A

2.            Remainder of Sublicense Agreement. Except as expressly set forth in this Amendment, the provisions of the Sublicense Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

3.            Miscellaneous. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles of any jurisdiction. The parties agree that this Amendment may only be modified in a signed writing executed by each of the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ James Oliviero

Name:	James Oliviero

Title:	CEO

TG THERAPEUTICS, INC.

By:	/s/ Michael Weiss

Name:	Michael Weiss

Title:	CEO